JOHN HANCOCK FINANCIAL SERVICES, INC.


                                                                    Exhibit 23.1

                         Consent of Independent Auditors

      We consent to the incorporation by reference in the documents listed below of our report dated February 25, 2004 with respect to the consolidated financial statements and schedules of John Hancock Financial Services, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003:

      o Registration Statement (Form S-8 No. 333-30782) pertaining to The Investment-Incentive Plan for John Hancock Employees and The John Hancock Savings and Investment Plan of John Hancock Financial Services, Inc.;,

      o Registration Statement (Form S-8 No. 333-30718) pertaining to the John Hancock Financial Services, Inc. Long-Term Stock Incentive Plan;,

      o Registration Statement (Form S-8 No. 333-52034) pertaining to The Investment Incentive Plan for the Employees of the John Hancock Funds Companies;.

      o Registration Statement (Form S-8 No. 333-55064) pertaining to the Incentive Compensation Plan for Employees, Long-Term Incentive Plan for Senior Executives and Deferred Compensation Plan for Executives of John Hancock Financial Services, Inc.;,

      o Registration Statement (Form S-8 No. 333-61206) pertaining to the 1999 Long-Term Stock Incentive Plan and the Non-Employee Directors' Long-Term Stock Incentive Plan of John Hancock Financial Services, Inc.;,

      o Registration Statement (Form S-3 No. 333-62668) of John Hancock Financial Services, Inc. and the related Prospectus pertaining to the registration of up to $1,000,000,000 of its debt securities, preferred stock, common stock, warrants, stock purchase contracts and stock purchase units;, and

      o Registration Statement (Form S-3 No. 333-102743) of John Hancock Financial Services, Inc. and the related Prospectus Supplement pertaining to the registration of guarantees relating to market value adjustment interests under deferred annuity contracts; and

      o Registration Statement (Form F-4 No. 333-110281) of Manulife Financial Corporation pertaining to the registration of 370,376,065 shares of Manulife common stock in connection with the pending merger between Manulife Financial Corporation and John Hancock Financial Services, Inc.

                                             /S/ ERNST & YOUNG LLP

Boston, Massachusetts
March 12, 2004